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                                                                      Exhibit 6

[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 for Survivorship Life Plus, issued through the New England Variable Life Separate Account (File No. 333-89409). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/ Kimberly J. Smith
                                                -------------------------------
                                                Kimberly J. Smith


Washington, D.C.
April 25, 2001